Exhibit 10.16

WINDY CITY INVESTMENTS HOLDING, L.L.C.

AMENDED AND RESTATED UNITHOLDERS AGREEMENT

THIS AMENDED AND RESTATED UNITHOLDERS AGREEMENT (this “Agreement”) is made as of December 14, 2007, effective as of November 13, 2007 (the “Effective Date”), by and among Windy City Investments Holdings, L.L.C., a Delaware limited liability company (the “Company”) and certain employees of the Company or its Subsidiaries (each, an “Executive” and collectively, the “Executives”) as well as any other Person who, at any time, acquires Units in accordance with the terms of this Agreement and the LLC Agreement as determined by the Board (each, an “Other Unitholder” and collectively, the “Other Unitholders”).  The Executives and the Other Unitholders are collectively referred to herein as the “Unitholders” and individually as a “Unitholder.”  Except as otherwise provided herein or defined in the LLC Agreement (as defined below), capitalized terms used herein are defined in Section 5 hereof.

WHEREAS, (i) on the Effective Date certain Executives acquired Class A Units pursuant to Class A Purchase and Exchange Agreements between each of them and the Company, (ii) certain Executives are acquiring Class A Units on December 14, 2007 pursuant to the separate Class A Purchase Agreements, and (iii) the Executives are receiving Class B Units on December 14, 2007 pursuant to the separate Class B Unit Grant Agreements;

WHEREAS, certain Other Unitholders may purchase Units or other equity securities or interests in the Company from time to time in the future;

WHEREAS, the Unitholders are parties to the LLC Agreement;

WHEREAS, certain Unitholders and the Company entered into this Agreement on November 13, 2007 and now desire to amend and restate this Agreement as set forth herein;

WHEREAS, the Company has issued additional Units to new Unitholders and such parties desire to enter into this Agreement to be applicable to all Units issued since the Effective Date for the purposes, among others, of (i) assuring continuity in the management and ownership of the Company and (ii) limiting the manner and terms by which Units may be transferred.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.                                       Representations and Warranties.  Each Executive represents and warrants that (a) such Executive is the record owner of the number of the Units that he has been granted or has elected to acquire as indicated on the Offering Schedule, (b) this Agreement has been duly authorized, executed and delivered by such Executive and constitutes the valid and binding obligation of such Executive, enforceable in accordance with its terms, (c) such Executive has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with, or violates any provision of this Agreement and (d) such Executive has no claim in respect of, and waives any claim related to, equity securities issued by Nuveen or its predecessors prior to the date hereof other than those claims for payments in respect of such securities in the applicable amount calculated pursuant to Section 2.2 or Section 2.5 of the Merger Agreement, and waives any claim related to the promised issuance of equity securities of Nuveen in the future pursuant to any agreement entered into prior to the Restatement Date.

2.                                       Restrictions on Transfer of Units.  The following transfer restrictions shall apply to any issued and outstanding Class B Units and Stock (as defined below) in addition to, and not in substitution for, any other transfer restrictions:

(a)                                  Transfer of Securities.  No Executive shall Transfer any interest in Class B Units or Stock (as defined below) without the prior written consent of the Board, except for Transfers of Vested Class B Units (i) to a Permitted Transferee in accordance with Section 2(c) hereof, (ii) in connection with a Sale of the Company in accordance with the LLC Agreement, (iii) in connection with any repurchase rights provided in Section 4, or (iv) with respect to a Transfer of Stock, in accordance with Section 2(b)

(b)                                 Transfers Following an IPO by Executives.  Shares of stock or other securities distributed in respect of, or received on account of, the Class B Units (and any other shares of stock or property subsequently received in respect of such stock or securities) (collectively, “Stock”) held by an Executive or any Permitted Transferee of such Executive (“Applicable Shares of Stock”) shall be subject to the following restrictions on Transfer (in addition to, and not in substitution for, any other restriction on Transfer applicable to such Applicable Shares of Stock of such Executive or such Permitted Transferee): (i) no unvested Applicable Shares of Stock may be Transferred, (ii) no Applicable Shares of Stock may be Transferred during any Underwriter’s Restriction Period, (iii) commencing upon the expiration of the Underwriter’s Restriction Period, if any, imposed in connection with an IPO, no more than 33% of the aggregate number of shares of Applicable Shares of Stock held by an Executive or his Permitted Transferee at the end of the Underwriter’s Restriction Period may be Transferred by such Executive or Permitted Transferee during any 12 consecutive months other than to a Permitted Transferee, (iv) in the event an Executive’s employment with the Company and its Subsidiaries is terminated at any time prior to an IPO in a Disqualifying Termination, the initial 12-month period specified in clause (iii) above applicable to such Executive and such Executive’s Permitted Transferees shall commence on the six-month anniversary of the expiration of the Underwriter’s Restriction Period imposed on other Executives in connection with the IPO and (v) in the event an Executive’s employment with the Company (including as the “Company,” the issuer of the Stock) and its Subsidiaries terminates after the IPO in a Disqualifying Termination and prior to the third anniversary of the expiration of the Underwriter’s Restriction Period, no vested Applicable Shares of Public Stock held by such Executive and such Executive’s Permitted Transferees may be Transferred during the six-month period commencing upon such termination of employment (the “Termination Blackout Period”) and the Termination Blackout Period shall be disregarded and ignored for purposes of determining the number of Applicable Shares of Stock that may be Transferred by such Executive and such Executive’s Permitted Transferees during any 12 consecutive month period that includes the Termination Blackout Period.  Subject to any other agreement applicable to Applicable Shares of Stock (including any registration rights agreement), the Applicable Shares of Stock held by an Executive shall not be subject to restrictions on Transfer under this Section 2(b) upon the expiration of the longest period specified in this Section 2(b) that is applicable to such Executive.  Upon the written request of any Executive, the Company shall promptly inform such Executive of the number of vested Applicable Shares of Stock that the Company calculates such Executive may Transfer consistently with this Section 2(b) subject to the terms and conditions hereof.

(c)                                  Permitted Transfers.  The restrictions set forth in Section 2(a) or Section 2(b) shall not apply to any Transfer of Vested Class B Units or Stock by an Executive (A) who is an individual (i) in the event of such Executive’s death, pursuant to will or applicable laws of descent or distribution, (ii) to such Executive’s legal guardian (in case of any mental incapacity) or (iii) to or among his or her Family Group, or (B) that is an entity, to or among its Affiliates; provided that the restrictions contained in this Agreement and any other agreement applicable to such Executive or such Vested Class B Units and/or Stock will continue to be applicable to the Units and/or Stock after any Transfer pursuant to this Section 2(c), subject to Section 8.  At least 30 days prior (other than in the case of Transfers pursuant clauses (A)(i) or (ii) above, in which case as promptly as practical following such Transfer) to the Transfer of vested Units or vested Stock pursuant to this Section 2(c), the Transferee(s) will deliver a written notice to the Company, which notice shall disclose in reasonable detail the identity of such Transferee.  Any Transferee of Vested Class B Units or Stock pursuant to a Transfer in accordance with the provisions of this Section 2(c) is herein referred to as a “Permitted Transferee.”  Notwithstanding the foregoing, (A) no party hereto shall avoid the provisions of this Agreement or the LLC Agreement by (i) making one or more Transfers to one or more Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee or (ii) Transferring the securities of any entity holding (directly or indirectly) Units or Stock and (B) if and to the extent that the Board determines in good faith that the Transfer of Vested Class B Units or Stock to a Permitted Transferee pursuant to this Section 2(c) would have an adverse effect on the Company, including by causing the Company to become subject to the reporting requirements of the Exchange Act, the Board may delay, modify, or, if determined by the Board to be necessary to avoid such adverse effect, prohibit any such Transfer pursuant to this Section 2(c).  Any Permitted Transferee shall be bound by, and subject to, the terms of this Agreement to the same extent that Executive would be bound by such terms if the Vested Class B Units or vested Stock held by a Permitted Transferee were still held by Executive.

(d)                                 Implementation.  The Company or its Subsidiaries may apply an appropriate legend on any shares of Stock, issue stop orders or take such actions as are necessary or appropriate to implement the provisions of this Section 2.

(e)                                  Termination of Restrictions.  The restrictions set forth in this Section 2 shall continue with respect to each Class B Unit and share of Stock until a Liquidity Event other than an IPO.

3.                                       Holdback.  In connection with any Public Offering, each Executive shall enter into any lockup, cutback, or other limitations or transfer restrictions requested in good faith based upon the then prevailing market precedent and public investor expectations by the underwriters managing such Public Offering with respect to all of the Class B Units granted to such Executive and any Stock received in respect of such Class B Units.

4.                                       Repurchase Option.  The vested Units held by an Executive, will be subject to repurchase, in each case by the holders of Class B Units who are then employed by the Company or its Subsidiaries, the Company and its Subsidiaries, and the Investor Members pursuant to the terms and conditions set forth in this Section 4 (the “Repurchase Option”).  In addition, the Repurchase Option and the principles and procedures of this Section 4 shall also apply with respect to the purchase of Class A Units underlying Deferred Units that may later become subject to repurchase or cash settlement by the Company or its subsidiaries pursuant to the terms of the applicable purchase or grant agreement related to such Deferred Units.

(a)                                  Repurchase Priority.  In the event of a termination of an Executive’s employment with the Company or its Subsidiaries for any reason, first the holders of Class B Units who are designated by the Chief Executive Officer of the Company  (subject to the consent of the Board, or any subcommittee thereof, which consent shall not be unreasonably withheld, conditioned or delayed) (“Designated Managers”), second the Company and its Subsidiaries, and third the Investor Members shall have the right, but not the obligation, to repurchase (as designated by the Chief Executive Officer in the case of the Designated Managers and pro rata, in the case of the Investor Members) all or any portion of the vested Units or vested shares of Stock then held by such Executive or such Executive’s Permitted Transferees.

(b)                                 Repurchase Price.  The price per vested Unit or share of vested Stock to be paid pursuant to repurchases under this Section 4 shall be as follows: (1) in the case of the repurchase of a vested Class B Unit or Stock received in respect of Class B Units, after a termination by the Company for Cause, 90%, as applicable, of the Liquidation Value of such vested Unit or the Fair Market Value of such vested Stock as of the date of repurchase; and (2) in the case of a termination of Executive’s employment for any other reason or under any other circumstances in which a repurchase option exists, the Liquidation Value of such vested Unit or Fair Market Value of such vested Stock as of the date of repurchase.  Any amounts paid to repurchase a vested Unit or vested Stock under this Section 4 shall be paid in cash.

(c)                                  Repurchase Procedure.

(i)                                   As soon as practicable, but in any event within 30 days, after the end of the calendar quarter in which the Company has determined that there are Units or shares of Stock subject to repurchase pursuant to this Section 4 (the “Available Equity”) the Company shall give written notice (the “Available Equity Notice”) to each Designated Manager setting forth the amount of Available Equity.  The Designated Managers shall be entitled to repurchase all or any portion of the Available Equity by delivery of a written notice (the “Designated Managers Repurchase Notice”) to the Executive and Company within 120 days after (or, if later, within 60 days after the end of the calendar quarter containing) the Executive’s Separation Date (the “Repurchase Notice Period”).  The Designated Managers Repurchase Notice shall set forth the amount of Available Equity to be acquired and the time and place for the closing of the transaction.  A Designated Manager may condition his or her election to purchase Available Equity on the election of one or more of the other Designated Managers to purchase Available Equity.  If the Designated

Managers elect to purchase an aggregate amount of Available Equity in excess of the amount of Available Equity specified in the Available Equity Notice, then the Available Equity shall be allocated among the Designated Managers on a pro rata basis according to the amount of Available Equity each Designated Manager elected to purchase in their respective Designated Managers Repurchase Notice.

(ii)                                If for any reason the Designated Managers do not elect to purchase all of the Available Equity, then the Company or any of its Subsidiaries shall be entitled to repurchase all or any portion of the Available Equity that was not purchased pursuant to Section 4(c)(i) (the “Remaining Equity”).  As soon as practicable after the Company has determined that the Designated Managers will not purchase all of the Available Equity, but in any event within 150 days after the beginning of the Repurchase Notice Period corresponding to such Available Equity, or, if later, within 90 days after the end of the calendar quarter containing the Executive’s Separation Date, the Company or any of its Subsidiaries shall give written notice (the “Company Repurchase Notice”) to the Executive and each Designated Manager setting forth the amount of Remaining Equity it intends to purchase.  Notwithstanding anything to the contrary in this Agreement, the Company or any of its Subsidiaries may acquire such Remaining Equity with stock of Windy Holdings with a Fair Market Value equal to the repurchase price determined under Section 4(b) and then if Windy Holdings immediately redeems such stock for cash.

(iii)                             If for any reason the Company and its Subsidiaries does not elect to purchase all of the Remaining Equity, then the Investor Members shall be entitled to repurchase all or any portion of the Remaining Equity that was not repurchased by the Company and its Subsidiaries pursuant to Section 4(c)(ii) above.  As soon as practicable after the Company has determined that it will not purchase all of the Remaining Equity, but in any event within 180 days after the beginning of the Repurchase Notice Period corresponding to such Remaining Equity, or, if later, within 120 days after the end of the calendar quarter containing the Executive’s Separation Date, the Company shall provide an Available Equity Notice to each Investor Member setting forth the amount of Remaining Equity.  The Investor Members may elect to purchase all or any portion of the Remaining Equity by giving written notice to the Company within 30 days after the Available Equity Notice has been delivered to the Investor Members by the Company.  If the Investor Members elect to purchase an aggregate amount of Remaining Equity in excess of the amount of Remaining Equity specified in the Available Equity Notice, then the Remaining Equity shall be allocated among the Investor Members on a pro rata basis according to the number of Class A Units owned by each Investor Member on the date of the Available Units Notice.  Any Investor Member may condition its election to purchase such Remaining Equity on the election of one or more other Investor Members to purchase

Remaining Equity.  As soon as practicable, and in any event within 10 days after the expiration of the 30-day period beginning on the date the Available Equity Notice is delivered to the Investor Members pursuant to this Section 4(c)(iii), the Investor Members shall deliver a further Repurchase Notice (the “Investor Member Repurchase Notice”) to the holders of such Remaining Equity and the Company setting forth the amount of Remaining Equity to be acquired and the time and place for the closing of the transaction.  At the time the Investor Members deliver the Investor Member Repurchase Notice to the holders of such Remaining Equity, the Company shall also deliver written notice to each Investor Member setting forth the amount of Remaining Equity such Investor Member is entitled to purchase and the time and place of the closing of the transaction.

(d)                                 Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Units or Stock by the Company and its Subsidiaries shall be subject to applicable restrictions contained in the Act, as amended, or any successor statute and in the Company’s and its Subsidiaries’ debt and equity financing agreements.  If any such restrictions prohibit the repurchase of Units hereunder which the Company and its Subsidiaries is otherwise entitled to make, the Company will provide written notice to the Investor Members as soon as reasonably practicable after such determination and the order of repurchase for the Company and its Subsidiaries and the Investor Members as set forth in this Section 4(c) shall be reversed (i.e., the Investor Members will be substituted for the Company and its Subsidiaries in Section 4(c)(c)(ii) above and the Company and its Subsidiaries will be substituted for the Investor Members in Section 4(c)(c)(iii) above).  In such event, the period during which the Company and its Subsidiaries may exercise such repurchase right under Section 4(c)(c)(iii) shall be tolled during the period such restrictions are in effect and the Company and its Subsidiaries shall be allowed to exercise their repurchase rights under Section 4(c)(iii) during the 30-day period following the date such restrictions are no longer in effect; provided, however, that such repurchase rights shall lapse and terminate if such purchase is not consummated within such 30-day period following the end of such tolling period.

(e)                                  Upon delivery of the full consideration for the Units or Stock at the closing of a repurchase pursuant to this Section 4, the holder of such Units or Stock from whom such securities are to be purchased shall cease to have any rights as a holder of such securities, and such securities shall be deemed purchased in accordance with the applicable provisions hereof and the purchaser thereof shall be deemed the owner (of record and beneficially) and holder(s) of such securities, whether or not the certificate representing such Units or Stock has been delivered as required by this Agreement.

(f)                                    Any election by the Company and its Subsidiaries or the Investor Members (or, in each case, any of their designees) to purchase Units or Stock pursuant to this Section 4 shall be revocable by such Person (with respect to all or any portion of the Units elected to be purchased) at any time prior to the closing of such purchase, without any liability whatsoever to such Person in respect of the rights and obligations in this Section 4.

(g)                                 The provisions of this Section 4 will terminate with respect to all Units upon the consummation of an IPO.

5.                                       Definitions.

(a)                                  For the purposes of this Agreement, the following terms have the meanings set forth below:

“Accredited Investor” means an “accredited investor” within the meaning of Regulation D of the Securities Act.

“Act” means the Delaware Limited Liability Company Act, 6 Del. L. § 18-101, et seq., as it may be amended from time to time, and including any successor statute.

“Affiliate” has the meaning given such term in the LLC Agreement.

“Agreement” has the meaning set forth in the preamble.

“Board” means the Board of Managers of the Company.

“Cause” has the meaning given such term in the Executive’s Class B Unit Grant Agreement.

“Class A Unit Purchase and Exchange Agreement” means the Class A Unit Purchase and Exchange Agreement as may be in effect from time to time for holders of Class A Units.

“Class A Units” has the meaning given term in the LLC Agreement.

“Class A-Prime Units” has the meaning given such term in the LLC Agreement.

“Class B Unit Grant Agreement” means the Class B Unit Grant Agreement as may be in effect from time to time for holders of Class B Units.

“Class B Units” has the meaning given such term in the LLC Agreement.

“Company” has the meaning set forth in the preamble.

“Deferred Units” means any Deferred Units issued by a subsidiary of the Company and any Class A Units of the Company or other property issued to the holders thereof in settlement thereof.

“Designated Managers” has the meaning given such term in Section 4(a).

“Disability” means Executive’s inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively Executive’s duties and obligations to the Company or any of its Subsidiaries or, if applicable based on Executive’s position, to participate effectively and actively in the management of the Company or any of its Subsidiaries for a period of at least 90 consecutive days or for shorter periods aggregating at least

120 days (whether or not consecutive) during any twelve month period, as determined in the reasonable judgment of the Board. A Disability shall be deemed to have occurred on the date that either Executive or Executive’s personal representative or legal guardian, on the one hand, or the Company, on the other hand, provides notice to the other party of the satisfaction of each of the requirements to constitute a Disability set forth above or on such other date as the parties shall mutually agree.

“Disqualifying Termination” shall mean a termination of the Executive’s employment with the Company and its Subsidiaries for any reason other than the Executive’s death, Disability, termination by the Company or the Subsidiary without Cause or the Executive’s resignation for Good Reason.

“Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time, and including any successor statute.

“Executive” means an Executive and/or its Permitted Transferees.

“Fair Market Value” has the meaning given such term in the LLC Agreement.

“Family Group” means, with respect to a Person who is an individual, such Person’s spouse and descendants (whether natural or adopted), and any trust, family limited partnership, limited liability company or other entity wholly owned, directly or indirectly, by such Person or such Person’s spouse and/or descendants that is and remains solely for the benefit of such Person and/or such Person’s spouse and/or descendants and any retirement plan for such Person.

“Good Reason” has the meaning given such term in any employment agreement or benefit plan of the Company applicable to the Executive, provided, however, that if no such agreement or similar arrangement shall apply to such Executive, the concept of resignation with Good Reason shall not apply to such Executive.

“Investor Members” has the meaning given such term in the LLC Agreement.

“IPO” has the meaning given such term in the LLC Agreement.

“Liquidation Value” has the meaning given such term in the LLC Agreement.

“LLC Agreement” means the Company’s Amended and Restated Limited Liability Company Agreement (as the same may be amended supplemented or otherwise modified from time to time in accordance with its terms.)

“Madison Dearborn” has the meaning given such term in the LLC Agreement.

“Manager” has the meaning given such term in the LLC Agreement.

“Merger Agreement” means that Agreement and Plan of Merger entered into as of June 19, 2007 by and among Windy City Investments, Inc., a Delaware corporation, Windy City Acquisition Corp, a Delaware corporation, and Nuveen.

“Nuveen” means Nuveen Investments, Inc, a Delaware Corporation.

“Offering Schedule” means (a) the Windy City Investments Holdings, L.L.C. Equity and Deferred Unit Offering Schedule or (b) Windy City Investments Holdings, L.L.C. Class B Unit Award Schedule entered into by Executive, as the case may be.

“Other Unitholders” has the meaning set forth in the preamble.

“Permitted Transferees” has the meaning set forth in Section 2(c).

“Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, unincorporated organization, governmental entity or department, agency or political subdivision thereof.

“Public Sale” has the meaning given such term in the LLC Agreement.

“Registration Agreement” has the meaning given such term in the LLC Agreement.

“Restatement Date” has the meaning given such term in the LLC Agreement.

“Sale of the Company” has the meaning given such term in the LLC Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time and any successor statute, and any rules or regulations promulgated thereunder.

“Stock” has the meaning set forth in Section 2(b).

“Subsidiary” has the meaning given such term in the LLC Agreement.

“Transfer” has the meaning given such term in the LLC Agreement.

“Underwriter’s Restriction Period” means the period during which an underwriter participating in a Public Offering requests that Stock held by an Executive should be subject to lock up, cutback provisions, transfer restrictions or other limitations that, in each case, are imposed in good faith based on then-prevailing market precedent and public investor expectations, it being understood that the Underwriter’s Restriction Period shall end if the applicable underwriter waives future compliance with the provisions, restrictions and limitations set forth above.

“Units” has the meaning given such term in the LLC Agreement.

“Unitholders” has the meaning set forth in the preamble.

“Vested Class B Units” has the meaning given such term in the Class B Unit Grant Agreement.

“Windy Holdings” means Windy City Investments, Inc., a Delaware corporation and a direct, wholly-owned Subsidiary of Holdings.

6.                                       Notices.  Any notice provided for in this Agreement must be in writing and must be personally delivered, sent by telecopy or email with original to follow by overnight courier service, by first class mail (postage prepaid and return receipt requested) or reputable overnight courier service (charges prepaid) to the recipient at the addresses indicated below:

Notices to the Company:

Windy City Investments Holdings, L.L.C.
c/o Madison Dearborn Partners
Three First National Plaza
38th Floor
Chicago, Illinois 60602
Facsimile: (312) 895-1056
Telephone: (312) 895-1000
Electronic mail: mtresnowski@MDCP.com
Attention:	General Counsel

with copies to (which shall not constitute notice):

Madison Dearborn Capital Partners
Three First National Plaza
38th Floor
Chicago, Illinois 60602
Facsimile: (312) 895-1056
Telephone: (312) 895-1000
Electronic mail: mtresnowski@MDCP.com
Attention:	General Counsel

and

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, IL 60601
Facsimile: (312) 861-2200
Telephone: (312) 861-2000
Electronic mail: rporter@kirkland.com
Attention:	Richard W. Porter, P.C.
Scott D. Price

Notices to Executive:

At the Executive’s address provided on the signature page hereto.

with copies to (which shall not constitute notice):

McDermott Will & Emery LLP
227 West Monroe Street, Suite 4400
Chicago, IL 60606
Facsimile: (312) 984-7700
Telephone: (312) 984-2121
Electronic mail: mharris@mwe.com
Attention:	Mark A. Harris

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.  Any notice under this Agreement shall be deemed to have been given when so delivered or, if sent by telecopy the day of receipt, or if mailed, three days after deposit in the U.S. mail (return receipt requested) and one day after deposit with a reputable overnight courier service.

7.                                       Restrictive Legend.  Each certificate evidencing Units or Stock shall be stamped or otherwise imprinted with the legend set forth below, as well as any other legends that may be required under the LLC Agreement or a Unitholder’s unit purchase agreement with the Company.  Upon the request of the holder thereof, the legend set forth below shall be removed from the certificates evidencing any Units which cease to be Units in accordance with the definition thereof.

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE PROVISIONS, AND CERTAIN OTHER AGREEMENTS SET FORTH IN A UNITHOLDERS AGREEMENT BETWEEN THE COMPANY AND EXECUTIVE DATED AS OF DECEMBER 14, 2007, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

8.                                       Transfer of Units.  Prior to the Transfer of any Units or Stock (other than pursuant to a Sale of the Company or after an IPO as permitted by Section 2(b)) to any Person, the Transferring holder of Units or Stock subject to this Agreement shall cause the prospective Transferee to be bound by this Agreement and to execute and deliver to the Company a counterpart of or joinder to the LLC Agreement and the Unitholders Agreement (or other similar agreement) as a condition to the effectiveness of such Transfer.  Upon the execution and delivery of such counterpart or joinder by such Person, subject to the requirements of the LLC Agreement, such Person’s acquired Units shall be Units under this Agreement and such Person shall be a Unitholder hereunder with respect to such Units.

9.                                       Irrevocability: Binding Effect on Successors and Assigns.  Executive hereby acknowledges and agrees that, except as provided under applicable federal state, or foreign securities laws, that Executive is not entitled to cancel, terminate or revoke this Agreement, the LLC Agreement, or any agreements of Executive hereunder, and that this Agreement, the LLC Agreement and such other agreements shall survive the death or disability of Executive and shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, legal representatives and assigns.  If Executive is more than one person, the obligations of Executive hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his, her or its heirs, executors, administrators, successors, legal representatives, and assigns (including subsequent holders of Units).  The agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon the Company and its successors and assigns (including the surviving corporation to any merger or other reorganization of the Company).

10.                                 Survival of Covenants, Representations and Warranties.  All covenants, representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement, the LLC Agreement, those documents expressly referred to herein and the consummation of the transactions contemplated hereby and thereby.

11.                                 Transfers in Violation of Agreement.  Any Transfer or attempted Transfer of any Units or Stock in violation of any provision of this Agreement, the LLC Agreement or other applicable agreement shall be void, and such Transfer shall not be recorded on the applicable books and any purported transferee of such Units or Stock shall not be treated as the owner of such Units or Stock for any purpose.

12.                                 Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

13.                                 Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Executives holding a majority of the vested Units.  In the event the Company is liquidated, then the rights and benefits of the Company under this agreement shall adhere to and be enforceable by Windy City Investments, Inc., which shall become the Company for all purposes of this Agreement without further action by any Unitholder.

14.                                 Complete Agreement.  This Agreement, the LLC Agreement, the Class A Purchase and Exchange Agreement, the Class B Unit Grant Agreement, the Registration Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

15.                                 Counterparts.  This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

16.                                 Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

17.                                 No Strict Construction.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their collective mutual intent, and no rule of strict construction shall be applied against any person.  The term “including” as used herein shall be by way of example, and shall not be deemed to constitute a limitation of any term or provision contained herein.  Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form.

18.                                 Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by the internal law, and not the law of conflicts, of the State of Delaware.

19.                                 WAIVER OF JURY TRIAL.  AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

20.                                 Remedies.  Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

21.                                 Amendment and Waiver.  Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of Executive and the Board (on behalf of the Company and the Investor Members); provided that any provision of this Agreement may be amended with the approval of the Executives holding a majority of the affected class of such Units to the extent that the such amendment does not disproportionately and adversely change the rights of an Executive (or group of Executives) as compared to other Executives (or group of Executives).  For the avoidance of doubt, amendments to the LLC Agreement and the Registration Agreement shall be accomplished according to the terms of the LLC Agreement or the Registration Agreement, respectively.

22.                                 Community Property.  If, as of the date hereof, Executive is lawfully married and Executive’s address or the permanent residence of Executive’s spouse is located in a community property jurisdiction, Executive’s spouse shall execute and deliver to the Company on the Effective Date the Consent in the form of Exhibit A attached hereto.

23.                                 Business Days.  If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the

Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

24.                                 Third-Party Beneficiary.  The Company and Executive acknowledge that each of the Investor Members is a third-party beneficiary under this Agreement and that the Investor Members can enforce the provisions of this Agreement intended for the Investor Members’ benefit.

25.                                 Consent to Jurisdiction.  Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Illinois for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Permitted Transferees to assert, by way of motion, as a defense or otherwise, in any such action, any claim that they are not subject personally to the jurisdiction of the above named courts, that their property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above named courts whether on the grounds of inconvenient forum or otherwise.  Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above named courts in any court of competent jurisdiction.

*      *      *      *

IN WITNESS WHEREOF, the parties hereto have executed this Unitholders Agreement on the day and year first above written.

WINDY CITY INVESTMENTS HOLDINGS, L.L.C.

By:	/s/ Vahe A. Dombalagian
Name:	Vahe A. Dombalagian
Its:

[Executives] [Print Name]

Signature Page to Amended And Restated Unitholders Agreement

EXHIBIT A

SPOUSAL CONSENT

The undersigned spouse of Executive hereby acknowledges that I have read the foregoing Unitholders Agreement executed by Executive as of the date hereof and that I understand its contents.  I am aware that the foregoing Unitholders Agreement provides for the sale or repurchase of my spouse’s Units under certain circumstances and/or imposes other restrictions on such securities (including, without limitation, restrictions on transfer).  I agree that my spouse’s interest in these securities is subject to these restrictions and any interest that I may have in such securities shall be irrevocably bound by these agreements and further, that my community property interest, if any, shall be similarly bound by this Agreement.

Date: , 2007

Spouse’s Name:

Date: , 2007

Witness’ Name:

A-1